UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 2, 2014

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382
(State or other jurisdiction of incorporation and organisation)	(Commission File Number)	(IRS Employer Identification No.)

O’Hara House, 3 Bermudiana Road,		HM 08
Hamilton, Bermuda
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At the annual general meeting of Central European Media Enterprises Ltd. (the “Company”) held on June 2, 2014 the following matters were submitted to a vote of shareholders and received the following votes:

Proposal 1 – Election of Directors:  All of the nominees were elected to serve as a Director of the Company until the next annual general meeting or until their respective successors have been elected and qualified.

Director:	Votes For	Votes Withheld

John K. Billock	97,594,035	503,107
Paul T. Cappuccio	97,720,112	377,030
Charles R. Frank Jr.	97,739,774	357,368
Iris Knobloch	97,738,182	358,960
Alfred W. Langer	97,716,839	380,303
Bruce Maggin	94,293,150	3,803,992
Parm Sandhu	97,886,269	210,873
Douglas S. Shapiro	97,739,382	357,760
Duco Sickinghe	97,886,469	210,673
Kelli Turner	96,210,487	1,886,655
Gerhard Zeiler	97,738,512	358,630

Proposal 2 – Selection of Auditors:  Deloitte LLP was appointed as independent public accounting firm for the Company in respect of the fiscal year ended December 31, 2014 and the Directors, acting through the Audit Committee, were authorized to approve their fees.

For	Against	Abstain	Broker non-votes
102,322,500	19,395	58,216	0

Proposal 3 – Advisory Vote on the Company’s Executive Compensation:  The majority of the votes were in favor of the Company’s executive compensation as disclosed in the Proxy Statement.

For	Against	Abstain	Broker non-votes
90,227,136	7,865,080	4,926	4,302,969

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

Date: June 3, 2014	/s/ David Sturgeon
David Sturgeon
Acting Chief Financial Officer